ARTICLES OF INCORPORATION

                                       OF

                            THE FIRST CUBA FUND, INC.

FIRST: The undersigned, being of legal age, in order to form a corporation under and pursuant to the laws of the State of Maryland, does hereby set forth as follows:

SECOND: The name of the corporation is THE FIRST CUBA FUND, INC. (the "Corporation").

THIRD: Corporate Purposes.

            The purposes for which the Corporation is formed are to operate as and carry on the business of a closed-end management investment company under the Investment Company Act of 1940 and generally to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force.

FOURTH: Address and Resident Agent. The post office address of the principal office of the Corporation in the State of Maryland is c/o United Corporate Services, Inc. 20 South: Charles Street, Suite 1200, Baltimore, Maryland 21201. The name and address of the resident agent of the Corporation in the State of Maryland is United Corporate Services, Inc. 20 South Charles Street, Suite 1200, Baltimore, Maryland 21201, said agent is a corporation of the State of Maryland.

FIFTH: Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is one hundred million (100,000,000) shares, all of the one class called Common Stock of one cent ($0.001) par value each, having an aggregate par value of $100,000.

SIXTH: Board of Directors. The number of Directors of the Corporation shall be nine, which number shall be increased or decreased from time to time in the manner provided in the By-Laws of the Corporation, provided that the number of Directors shall not be less than three after the commencement of business operation. The name of the Director who shall act until the first annual meeting or until his successors are duly chosen and qualify is: Thomas J. Herzfeld. Except as provided in the By-Laws, the election of Directors may be conducted in any way approved at the meeting (whether of stockholders or Directors) at which the election is held, provided that such election shall be by ballot whenever requested by any person entitled to vote. The By-Laws may provide for the division of the Directors of the Corporation into classes and specify the term of office for each class. At any meeting of stockholders duly called and at which a quorum is present, the stockholders may, by the affirmative vote of the holders of 75% of the votes entitled to be cast for the election of directors, remove any director or directors from office, with or without cause.

SEVENTH: Management of the Affairs of the Corporation.

            (a) All corporate powers and authority of the corporation (except as at the time otherwise provided by statute, by these Articles of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.

            (b) The Board of Directors shall have the power to make, alter or repeal the By-Laws of the Corporation except to the extent that the By-Laws otherwise provide.

            (c) The Board of Directors shall have the power from time to time to authorize payment of compensation to the Directors for services to the Corporation, as provided in the By-Laws, including fees for attendance at meetings of the Board of Directors and of committees.

            (d) The Board of Directors shall have the power from time to time to determine whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Corporation (other that the stock ledger) shall be open to the inspection of stockholders; and no stockholder shall have any right to inspect any account, book or document of the Corporation except at such time as is conferred by statute or the By-Laws.

EIGHTH: Special Vote of Stockholders.

            (a) Except as otherwise provided in this Article Eighth, the vote of the holders of at least 75% of the voting power of the then outstanding shares of Voting Stock (as hereinafter defined), in addition, to any vote of the Directors of the Corporation as may be required by law or by the By-Laws, shall be necessary to effect any of the following actions:

                  (i) any amendment to these Articles to make the Corporation's Common Stock a "redeemable security" (as such term is defined in the Investment Company Act of 1940) unless the Continuing Directors (as hereinafter defined) of the Corporation, by a vote of at least 75% of such Directors, approve such amendment;

                  (ii) any Business Combination (as hereinafter defined) unless either the condition in clause (A) below is satisfied or the conditions in clauses (B), (C), (D), (E) and (F) below are satisfied:

                        (A) The Business Combination shall have been approved by a vote of at least 75% of the Continuing Directors.

                        (B) The aggregate amount of cash and the Fair Market Value (as herinafter defined), as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of any class of outstanding Voting Stock in such Business Combination shall be at least equal to the higher of the following:

                              (x) the highest per share price (including any brokerage commissions, transfer taxes, and soliciting dealers' fees) paid by an Interested Party ( as hereinafter defined) for any shares of such Common Stock acquired by it (aa) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date"), or (bb) in the Threshold Transaction (as hereinafter defined), whichever is higher; and

                              (y) the net asset value per share of such Common Stock on the Announcement Date or on the date of the Threshold Transaction, whichever is higher.

                        (C) The consideration to be received by holders of the particular class of outstanding Voting Stock shall be in cash or in the same form as the Interested Party has previously paid for shares of any class of Voting Stock. If the Interested Party has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock previously acquired by it.

                        (D) After the occurrence of the Threshold Transaction, and prior to the consummation of such Business Combination, such Interested Party shall not have become the beneficial owner of any additional shares of Voting Stock except by virtue of the Threshold Transaction.

                        (E) After occurrence of the Threshold Transaction, such Interested Party shall not have received the benefit, directly or indirectly (except proportionately as a shareholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                        (F) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940 and the rules and regulations thereunder (or any subsequent provisions replacing such Acts, rules or regulations) shall be prepared and mailed by the Interested Party, at such Interested Party's expense, to the shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such acts or subsequent provisions).

            (b) For the purposes of this Article Eighth:

                  (i) "Business Combination" shall mean any of the transactions described or referred to in any one or more of the following subparagraphs:

                        (A) any merger or consolidation of the Corporation with
            or into any other person;

                        (B) any sale, lease, exchange, mortgage, pledge,
            transfer or other disposition (in one transaction or a series of transactions) to or with any other person of any assets of the Corporation having an aggregate Fair Market Value of $1,000,000 or more except for portfolio transactions of the Corporation effected in the ordinary course of the Corporation's business:

                        (C) the issuance or transfer by the Corporation (in one
            transaction or a series of transactions) of any securities of the Corporation to any other person in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more excluding (x) sales of any securities of the Corporation in connection with a public offering thereof, (y) issuances of any securities of the Corporation pursuant to a dividend reinvestment plan adopted by the Corporation and (z) issuances of any securities of the Corporation upon the exercise of any stock subscription rights distributed by the Corporation;

                  (ii) "Continuing Director" means any member of the Board of
            Directors of the Corporation who is not an Interested Party or an Affiliate of an Interested Party and has been a member of the Board of Directors for a period of at least 12 months, or is a successor of a Continuing Director who is unaffiliated with an Interested Party and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors.

                  (iii) "Interested Party" shall mean any person, other than an investment company advised by the Corporation's initial investment manager or any of its Affiliates, which enters, or proposes to enter, into a Business Combination with the Corporation.

                  (iv) "Person" shall mean an individual, a corporation, a trust or a partnership.

                  (v) "Voting Stock" shall mean capital stock of the Corporation entitled to vote generally in the election of directors.

                  (vi) A person shall be a "beneficial owner" of any Voting
            Stock:

                        (A) which such person or any of its Affiliates or
            Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

                        (B) which such person or any of its Affiliates or
            Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or

                        (C) which is beneficially owned, directly or indirectly,
            by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

                  (vii) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.

                  (viii) "Fair Market Value" means:

                        (A) in the case of stock, the highest closing sale price
            during the 30-day period immediately preceding the relevant date of a share of such stock on the New York Stock Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the relevant date on the National Association of Securities Dealers, Inc. Automated Quotation Systems (NASDAQ) or any system then in use, or if no such quotations are available, the fair market value on the relevant date of a share of such stock as determined by 75% of the Continuing Directors in good faith, and

                        (B) in the case of property other than cash or stock,
            the fair market value of such property on the relevant date as determined by 75% of the Continuing Directors in good faith.

                  (ix) "Threshold Transaction" means the transaction by or as a result of which an Interested Party first becomes the beneficial owner of Voting Stock.

                  (x) In the event of any Business Combination in which the
            Corporation survives, the phrase "consideration other than cash to be received" has used in subparagraph (a) (iii) (B) above shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

                  (xi) Continuing Directors of the Corporation, acting by a vote of 75%, shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine (a) the number of shares of Voting Stock beneficially owned by any person, (b) whether a person is an Affiliate or Associate of another, (c) whether the requirements of subparagraph (a) (iii) above have been met with respect to any Business Combination have, (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more.

NINTH: Pre-Emotive Rights. No holder of the Capital Stock of the Corporation or of any other class of stock or securities which may hereafter by created shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class, or of rights or options to purchase any stock, or of a securities convertible into, or carrying rights or options to purchase, stock of any class, whether now or hereafter authorized or whether issued for money, for a consideration other than money or by way of a dividend or otherwise, and all such rights are hereby waived by each holder of Capital Stock and of any other class of stock which may hereafter be created.

TENTH: Reservation of Right to Amend. From time to time any of the provisions of the Articles of Incorporation, with the exception of Articles Third, Sixth, Eighth, Ninth, and this Article Tenth, may be amended, altered or repealed (including any amendment which changes the terms of any of the outstanding stock by classification, reclassification or otherwise) upon the vote of the holders of a majority of the voting power of the then outstanding shares of Voting Stock of the Corporation at the time outstanding and entitled to vote, and other provisions which might under the statutes of the State of Maryland at the time in force be lawfully contained in articles of incorporation may be added or inserted upon the vote of the holders of a majority of the shares of Common Stock of the Corporation at the time outstanding and entitled to vote; and all rights at any time conferred upon the stockholders of the Corporation by these Articles of Incorporation are granted subject to the provisions of this Article Tenth. The provisions of Articles Third, Sixth, Eighth, Ninth and this Article Tenth may be amended, altered, or repealed only upon the vote of the holders of 75% of the voting power of the then outstanding shares of Voting Stock of the Corporation.

ELEVENTH: Duration. The duration of the corporation shall be perpetual.

      IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same be my act on the 6th day March, 1992.


                                        /s/ Ray A. Barr
                                        ----------------------------------------
                                        Ray A. Barr, Incorporator

STATE OF NEW YORK    )
                     )ss
COUNTY OF NEW YORK   )

            Be it remembered that on this sixth day of March, 1992, personally came before me, a Notary Public in and for the County and State aforesaid, Ray A. Barr party to said documents to be their act and deed and that the facts therein stated are true.

            Given under my hand and seal of office the day and year aforesaid.


                                        /s/ Grizel Muniz
                                        ----------------------------------------
                                        Grizel Muniz - Notary Public

                                                     GRIZEL MUNIZ
                                           Notary Public State of New York
                                                   No. 01MU4930325
                                             Qualified in Suttolk County
                                        Certificate Filed in New York County
                                           Commission Expires July 25, 1992

STATE OF MARYLAND

WILLIAM DONALD SCHAEFER                   Department of Assessments and Taxation
Governor                                                        CHARTER DIVISION

LLOYD W. JONES            [SEAL]                                        Room 809
Director                                                 301 West Preston Street
                                                       Baltimore, Maryland 21201
PAUL B. ANDERSON
Administrator

--------------------------------------------------------------------------------

DOCUMENT CODE 02   BUSINESS CODE 03   COUNTY 74

# ______________   ___ P.A. _____ Religious ____ Close __X__ Stock ____ Nonstock

Merging                                 Surviving
(Transferor) ________________________   (Transferee) ___________________________

_____________________________________   ________________________________________

_____________________________________   ________________________________________

_____________________________________   ________________________________________

CODE    AMOUNT   FEE REMITTED                             Name Change
----    ------   ------------                             -----------
10         50    Expedited Fee                            (New Name) ____________________________
20         20    Organ. & Capitalization
61         20    Rec. Fee (Arts. of Inc.)                 _______________________________________
62      ______   Rec. Fee (Amendment)
63      ______   Rec. Fee (Merger or                      _______________________________________
                 Consolidation)
64      ______   Rec. Fee (Transfer)                      ______ Change of Name
65      ______   Rec. Fee (Dissolution)                   ______ Change of Principal Office
66      ______   Rec. Fee (Revival)                       ______ Change of Resident Agent
52      ______   Foreign Qualification                    ______ Change of Resident Agent
50      ______   Cert. of Qual. or Reg.                          Address
51      ______   Foreign Name Registration                ______ Resgination of Resident Agent
13         13    1 Certified Copy 7 p                     ______ Designation of Resident Agent
56      ______   Penalty                                         and Resident Agent's Address
54      ______   For. Supplemental Cert.                  ______ Other Change ___________________
53      ______   Foreign Resolution                              ________________________________
73      ______   Certificate of Conveyance
                 ________________________________
                 ________________________________
76      ______   Certificate of Merger/Transfer
                 ________________________________
                 ________________________________         Code 154
75      ______   Special Fee
80      ______   For. Limited Partnership                 ATTENTION: Mark Skubia
83      ______   Cert. Limited Partnership
84      ______   Amendment to Limited Partnership         _______________________________________
85      ______   Termination of Limited Partnership
21      ______   Recordation Tax
22      ______   State Transfer Tax                       MAIL TO ADDRESS: ______________________
23      ______   Local Transfer Tax
31      ______   ______ Corp. Good Standing               _______________________________________
NA      ______   Foreign Corp. Registration
87      ______   ______ Limited Part. Good Standing       _______________________________________
71      ______   Financial
600     ______   _________________________ Personal       _______________________________________
                 Property Reports and _____________
                 late filing penalties                    _______________________________________
70      ______   Change of P.O., R.A. or R.A.A.
91      ______   Amend/Cancellation, For. Limited Part.   _______________________________________
_____   ______   Other ________________________________
        ______   Other ________________________________

TOTAL
FEES      103

                 |X| Check   |_| Cash   NOTE:

1 Documents on 2 checks


APPROVED BY: /s/ JS
             ------------------------

                            ARTICLES OF INCORPORATION
                                       OF
                            THE FIRST CUBA FUND, INC.

APPROVED AND RECEIVED FOR RECORD BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND MARCH 10, 1992 AT 3:15 O'CLOCK P.M. AS IN CONFORMITY WITH LAW AND ORDERED RECORDED.

                                   ----------

    ORGANIZATION AND      RECORDING    SPECIAL
CAPITALIZATION FEE PAID    FEE PAID   FEE PAID

$20.00                      $20.00      $____

                                   ----------
                                    D3389186

TO THE CLERK OF THE COURT OF BALTIMORE CITY

      IT IS HEREBY CERTIFIED, THAT THE WITHIN INSTRUMENT, TOGETHER WITH ALL INDORSEMENTS THEREON, HAS BEEN RECEIVED, APPROVED AND RECORDED BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND.

RECEIVED FOR RECORD      RETURN TO:
 CIRCUIT COURT FOR       UNITED CORPORATE SERVICES
   BALTIMORE CITY        MARK S.
                         9 EAST 40TH STREET, 6TH FLOOR
92 AUG 12 AM 9:26        NEW YORK NY 10016

SAUNDRA E. BANKS, CLERK

                                                                     177C3051280
                                                                         A382995

SEAL     RECORDED IN THE RECORDS OF THE
         STATE DEPARTMENT OF ASSESSMENTS
         AND TAXATION OF MARYLAND IN LIBER, FOLIO